Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Renal Care Group, Inc.

We have audited the accompanying consolidated balance sheets of Renal Care Group, Inc. as of December 31, 2002 and 2003, and the related consolidated income statements, statements of stockholders’ equity, and statements of cash flows for each of the three years in the period ended December 31, 2003. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Renal Care Group, Inc. at December 31, 2002 and 2003 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ ERNST & YOUNG LLP
Nashville, Tennessee
February 13, 2004, except for
Note 13 for which the date
is April 19, 2004

Renal Care Group, Inc.

Consolidated Balance Sheets
(in thousands)

	December 31

	2002	2003

ASSETS
Current assets:
Cash and cash equivalents	$38,359	$50,295
Accounts receivable, less allowance for doubtful accounts of $43,677 in 2002 and $32,161 in 2003	152,440	173,679
Inventories	23,336	26,345
Prepaid expenses and other current assets	19,486	28,050
Income taxes receivable	—	1,910
Deferred income taxes	12,240	11,825

Total current assets	245,861	292,104
Property, plant and equipment, net	202,972	224,397
Intangible assets, net	12,110	14,046
Goodwill	275,666	286,578
Other assets	3,514	2,748

Total assets	$740,123	$819,873

See accompanying notes to consolidated financial statements.

Renal Care Group, Inc.

Consolidated Balance Sheets
(in thousands, except per share data)

	December 31

	2002	2003

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,655	$36,795
Accrued compensation	32,066	40,619
Due to third-party payors	32,611	46,049
Income taxes payable	1,423	—
Accrued expenses and other current liabilities	35,492	45,792
Current portion of long-term debt	133	182

Total current liabilities	135,380	169,437
Long-term debt, net of current portion	10,161	2,652
Deferred income taxes	19,288	38,390
Other long-term liabilities	—	5,898
Minority interest	31,406	32,651

Total liabilities	196,235	249,028

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 90,000 shares authorized, 51,176 and 53,643 shares issued at December 31, 2002 and 2003, respectively	512	536
Treasury stock, 2,983 and 6,641 shares of common stock at December 31, 2002 and 2003, respectively	(93,953)	(234,404)
Additional paid-in capital	309,355	374,683
Retained earnings	327,974	430,030

Total stockholders’ equity	543,888	570,845

Total liabilities and stockholders’ equity	$740,123	$819,873

See accompanying notes to consolidated financial statements.

Renal Care Group, Inc.

Consolidated Income Statements
(in thousands, except per share data)

	Year Ended December 31

	2001	2002	2003

Net revenue	$755,082	$903,387	$1,005,319
Operating costs and expenses:
Patient care costs	489,271	589,696	653,307
General and administrative expenses	64,530	78,079	90,249
Provision for doubtful accounts	20,290	23,501	26,200
Depreciation and amortization	38,945	40,432	44,905

Total operating costs and expenses	613,036	731,708	814,661

Income from operations	142,046	171,679	190,658
Interest expense, net	2,636	1,140	629

Income before minority interest and income taxes	139,410	170,539	190,029
Minority interest	15,478	21,410	25,431

Income before income taxes	123,932	149,129	164,598
Provision for income taxes	47,331	56,669	62,542

Net income	$76,601	$92,460	$102,056

Net income per share:
Basic	$1.59	$1.89	$2.11

Diluted	$1.52	$1.82	$2.05

Weighted average shares outstanding:
Basic	48,113	48,978	48,479

Diluted	50,433	50,767	49,835

See accompanying notes to consolidated financial statements.

Renal Care Group, Inc.

Consolidated Statements of Stockholders’ Equity
(in thousands)

					Additional		Total
	Common Stock		Treasury Stock		Paid-In	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance at December 31, 2000	47,087	$471	—	$—	$234,738	$158,913	$394,122
Net income	—	—	—	—	—	76,601	76,601
Common stock issued and related income tax benefit	2,510	25	—	—	42,562	—	42,587
Repurchase of common stock held in treasury	—	—	100	(3,059)	—	—	(3,059)

Balance at December 31, 2001	49,597	496	100	(3,059)	277,300	235,514	510,251
Net income	—	—	—	—	—	92,460	92,460
Common stock issued and related income tax benefit	1,579	16	—	—	32,055	—	32,071
Repurchase of common stock held in treasury	—	—	2,883	(90,894)	—	—	(90,894)

Balance at December 31, 2002	51,176	512	2,983	(93,953)	309,355	327,974	543,888
Net income	—	—	—	—	—	102,056	102,056
Common stock issued and related income tax benefit	2,467	24	—	—	65,328	—	65,352
Repurchase of common stock held in treasury	—	—	3,658	(140,451)	—	—	(140,451)

Balance at December 31, 2003	53,643	$536	6,641	$(234,404)	$374,683	$430,030	$570,845

See accompanying notes to consolidated financial statements.

Renal Care Group, Inc.

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31

	2001	2002	2003

OPERATING ACTIVITIES
Net income	$76,601	$92,460	$102,056
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,945	40,432	44,905
Loss on sale of property and equipment	1,266	1,167	886
Income applicable to minority interest	15,478	21,410	25,431
Distributions to minority shareholders	(16,446)	(7,934)	(24,634)
Deferred income taxes	1,488	11,214	19,517
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(4,240)	(23,814)	(20,253)
Inventories	(2,832)	(6,587)	(2,754)
Prepaid expenses and other current assets	604	(902)	(8,564)
Accounts payable	2,247	5,369	3,140
Accrued compensation	2,625	18	8,553
Due to third-party payors	649	4,712	13,313
Accrued expenses and other current liabilities	5,168	12,747	8,838
Income taxes	11,648	18,331	10,217
Other long-term liabilities	—	—	5,898

Net cash provided by operating activities	133,201	168,623	186,549
INVESTING ACTIVITIES
Proceeds from sale of property and equipment	1,078	218	2,270
Purchases of property and equipment	(65,672)	(61,551)	(63,762)
Cash paid for acquisitions, net of cash acquired	(38,403)	(40,495)	(14,154)
(Increase) decrease in other assets	(4,415)	4,408	(2,858)

Net cash used in investing activities	(107,412)	(97,420)	(78,504)
FINANCING ACTIVITIES
Net (payments) borrowings under line of credit	(54,000)	7,394	(7,080)
Payments on long-term debt	(516)	(1,884)	(380)
Net proceeds from issuance of common stock	29,307	22,221	51,802
Repurchase of treasury shares	(3,059)	(90,894)	(140,451)
Proceeds from sale of minority interest investment	—	2,896	—

Net cash used in financing activities	(28,268)	(60,267)	(96,109)
(Decrease) increase in cash and cash equivalents	(2,479)	10,936	11,936
Cash and cash equivalents, at beginning of year	29,902	27,423	38,359

Cash and cash equivalents, at end of year	$27,423	$38,359	$50,295

See accompanying notes to consolidated financial statements.

Renal Care Group, Inc.

Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31

	2001	2002	2003

DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$2,520	$782	$922

Income taxes	$48,963	$27,126	$32,808

DISCLOSURES OF BUSINESS ACQUISITIONS:
Fair value of assets acquired	$39,108	$41,478	$14,388
Liabilities assumed	705	983	234

Cash paid for acquisitions, net of cash acquired	$38,403	$40,495	$14,154

See accompanying notes to consolidated financial statements.

Renal Care Group, Inc.

Notes to Consolidated Financial Statements
(dollars in thousands, except per share data)
December 31, 2003

1. ORGANIZATION

Renal Care Group, Inc. (the “Company”) provides dialysis services to patients with chronic kidney failure, also known as end-stage renal disease (“ESRD”). As of December 31, 2003, the Company provided dialysis and ancillary services to over 21,400 patients through 284 outpatient dialysis centers in 27 states. In addition to its outpatient dialysis center operations, as of December 31, 2003, the Company provided acute dialysis services through contractual relationships with more than 130 hospitals.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and its majority-owned subsidiaries and joint venture entities over which the Company exercises majority-voting control and for which control is other than temporary. All significant intercompany transactions and accounts are eliminated in consolidation.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents. The Company places its cash in financial institutions that are federally insured and limits the amount of credit exposure with any one financial institution.

Inventories

Inventories consist of drugs, supplies and parts used in dialysis treatments and are stated at the lower of cost or market. Cost is determined using either the first-in, first-out method or the average cost method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the useful lives of the related assets, ranging from 3 to 40 years. Leasehold improvements are amortized using the straight-line method over the shorter of the related lease terms or the useful lives.

Goodwill and Other Intangibles

The Company adopted Statements of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”), on January 1, 2002. In accordance with the transitional requirements of this statement, during 2001, the Company did not amortize goodwill or intangible assets with indefinite lives acquired after June 30, 2001. However, during 2001, the Company amortized goodwill and intangibles acquired prior to July 1, 2001 in accordance with Accounting Principles Board (“APB”) Opinion No. 16, Business Combinations. For periods subsequent to December 31,

2001, the Company did not amortize goodwill or intangible assets with indefinite lives in accordance with SFAS No. 142. As of December 31, 2002 and 2003, the carrying amount of goodwill was $275,666 and $286,578, respectively.

During 2001, separately identifiable intangible assets with definite lives, such as non-competition agreements, acquired after June 30, 2001 were amortized over the estimated useful life of such assets. For periods subsequent to December 31, 2001, all separately identifiable intangible assets, whether acquired before or after June 30, 2001, with definite lives were amortized over their respective useful lives.

Due to Third-Party Payors

Amounts reflected as due to third-party payors include amounts received in excess of revenue recognized for specific billed charges. These amounts are commonly referred to as overpayments. Overpayments received from federally funded programs are reported to the federal program in accordance with the program’s established procedures. The amounts remain in due to third-party payors until either a refund is made or until the amount is recouped by the federal payor. For overpayments received from non-federally funded payors, the Company uses various procedures to communicate and refund such amounts to the respective payor. Similar to the federally funded overpayments, these amounts remain in due to third-party payors until either a refund is made or the amount is recouped by the payor.

Minority Interest

Minority interest represents the proportionate equity interest of other owners in the Company’s consolidated entities that are not wholly owned. As of December 31, 2003 the Company was the majority and controlling owner in 50 joint ventures.

Stock Based Compensation

In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure (“SFAS No. 148”), which amended SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”). SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation and amends the disclosure requirements of SFAS No. 123 to require more prominent and more frequent disclosures in financial statements about the effects of stock-based compensation. SFAS No. 148 is effective for financial statements issued for fiscal years ending after December 15, 2002, and interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. These consolidated financial statements and related notes include the disclosure requirements of SFAS No. 148. However, the Company has elected to account for its stock-based compensation plans under the intrinsic value-based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB Opinion No. 25”), and does not utilize the fair value method.

Net Revenue

Net revenue is recognized as services are provided at the estimated net realizable amount from Medicare, Medicaid, commercial insurers and other third-party payors. The Company’s net revenue is largely derived from the following sources:

•	Outpatient hemodialysis;

•	Ancillary services associated with outpatient dialysis, primarily the administration of erythropoietin (EPO) and other drugs;

•	Home dialysis services;

•	Inpatient hemodialysis services provided to acute care hospitals and skilled nursing facilities;

•	Laboratory services; and

•	Management contracts with hospital-based medical university dialysis programs.

The Medicare and Medicaid programs, along with certain third-party payors, reimburse the Company at amounts that are different from the Company’s established rates. Contractual adjustments represent the difference between the amounts billed for these services and the amounts that are reimbursable by third-party payors. A summary of the basis for reimbursement with these payors follows:

Medicare

The Company is reimbursed by the Medicare program predominantly on a prospective payment system for dialysis services. Under the prospective payment system, each facility receives a composite rate per treatment. The composite rate is subject to regional differences based on certain factors, including labor costs. Some drugs and other ancillary services are reimbursed on a fee for service basis.

Medicaid

Medicaid is a state-administered program with reimbursements varying by state. The Medicaid programs are separately administered in each state in which the Company operates, and they reimburse the Company predominantly on a prospective payment system for dialysis services rendered.

Other

Payments from commercial insurers, other third-party payors and patients are received pursuant to a variety of reimbursement arrangements. Generally payments from commercial insurers and other third-party payors are greater than those received from the Medicare and Medicaid programs.

Reimbursements from Medicare and Medicaid approximated 55%, 57% and 55% of net revenue for the years ended December 31, 2001, 2002 and 2003, respectively.

Provision for Doubtful Accounts

The provision for doubtful accounts is determined as a function of payor mix, billing practices, and other factors. The Company reserves for doubtful accounts in the period in which the revenue is recognized based on management’s estimate of the net collectibility of the accounts receivable. Management estimates and monitors the net collectibility of accounts receivable based upon a variety of factors. These factors include, but are not limited to, analyzing revenues generated from payor sources, performing subsequent collection testing and regularly reviewing detailed accounts receivable agings.

Income Taxes

The Company accounts for income taxes under the asset and liability method. The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date for the change.

Self Insurance

The Company is subject to professional liability, general liability and workers compensation claims or lawsuits in the ordinary course of business. Accordingly, the Company maintains insurance for professional liability and general liability claims exceeding certain individual amounts. Similarly, the Company maintains workers compensation insurance for claims exceeding certain individual and aggregate amounts. The Company estimates its self-insured retention portion of professional liability, general liability and workers compensation risks using third party actuarial calculations that include historical claims data, demographic factors and other assumptions.

Fair Value of Financial Instruments

Cash and Cash Equivalents

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents approximate fair value.

Accounts Receivable, Accounts Payable and Accrued Liabilities

The carrying amounts reported in the consolidated balance sheets for accounts receivable, accounts payable and accrued liabilities approximate fair value. Accounts receivable are generally unsecured.

Long-Term Debt

Based upon the borrowing rates currently available to the Company, the carrying amounts reported in the consolidated balance sheets for long-term debt approximate fair value.

Concentration of Credit Risks

The Company’s primary concentration of credit risk exists within accounts receivable, which consist of amounts owed by various governmental agencies, insurance companies and private patients. Receivables from Medicare and Medicaid represented 45% and 46% of gross accounts receivable at December 31, 2002 and 2003, respectively. Concentration of credit risk relating to accounts receivable is limited to some extent by the diversity of the number of patients and payors and the geographic dispersion of the Company’s operations.

The Company administers EPO to most of its patients to treat anemia, a medical complication frequently experienced by dialysis patients. Revenue from the administration of EPO was 25% of the net revenue of the Company for the year ended December 31, 2001, 23% of the net revenue of the Company for the year ended December 31, 2002 and 24% of the net revenue of the Company for the year ended December 31, 2003. EPO is produced by a single manufacturer.

Impairment of Goodwill and Long-Lived Assets to be Disposed Of

The Company reviews goodwill, long-lived assets and separately identifiable intangible assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the present value of future net cash flows expected to be generated by the assets. If assets are identified as impaired, the impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets as determined by independent appraisals or estimates of discounted future cash flows. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the fourth quarter of 2003, the Company completed its annual impairment testing, and, as of December 31, 2003, in the opinion of management, there has been no impairment of goodwill, long-lived assets or separately identifiable intangible assets.

3. BUSINESS ACQUISITIONS

2003 Acquisitions

During 2003, the Company completed three acquisitions, which were accounted for under the purchase method of accounting. The combined purchase price paid in these acquisitions was $14,154 and consisted exclusively of cash. Each of the transactions involved the acquisition of assets of entities that provide care to ESRD patients through owned dialysis facilities. The acquired businesses either strengthened the Company’s existing market share within a specific geographic area or provided the Company with an entrance into a new market.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for the acquisitions completed in 2003:

Accounts receivable	$986
Inventory	255
Property, plant and equipment, net	1,579
Intangible assets	656
Goodwill	10,912

Total assets acquired	14,388
Total liabilities assumed	234

Net assets acquired	$14,154

The Company began recording the results of operations for each of these acquired businesses at the effective date of the transaction. Goodwill resulting from these transactions amounted to $10,912 and was not amortized during 2003 in accordance with the requirements of SFAS No. 142. All goodwill is expected to be deductible for tax purposes. Intangible assets typically represent the value assigned to certain contracts such as non-competition agreements and acute dialysis service agreements entered into in the transactions. These amounts are amortized over the lives of the contracts, which generally range from five to ten years.

2002 Acquisitions

During 2002, the Company completed eight acquisitions, which were accounted for under the purchase method of accounting. The combined purchase price paid in these acquisitions was $40,495 and consisted exclusively of cash. Each of the transactions involved the acquisition of assets of entities that provide care to ESRD patients through owned dialysis facilities. The acquired businesses either strengthened the Company’s existing market share within a specific geographic area or provided the Company with an entrance into a new market.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for the acquisitions completed in 2002:

Accounts receivable	$1,570
Inventory	457
Property, plant and equipment, net	3,329
Intangible assets	3,986
Goodwill	32,136

Total assets acquired	41,478
Total liabilities assumed	983

Net assets acquired	$40,495

The Company began recording the results of operations for each of these acquired businesses at the effective date of the transaction. Goodwill resulting from these transactions amounted to $32,136 and was not amortized during 2002 in accordance with the requirements of SFAS No. 142. All goodwill is expected to be deductible for tax purposes. Intangible assets typically represent the value assigned to certain contracts such as non-competition agreements and acute dialysis service agreements entered into in the transactions. These amounts are amortized over the lives of the contracts, which generally range from five to ten years.

2001 Acquisitions

During 2001, the Company completed five acquisitions, which were accounted for under the purchase method of accounting. The combined purchase price paid in these acquisitions was $38,403 and consisted exclusively of cash. Each of the transactions involved the acquisition of assets of entities that provide care to ESRD patients through owned dialysis facilities. The acquired businesses either strengthened the Company’s existing market share within a specific geographic area or provided the Company with an entrance into a new market.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition for all five of the acquisitions completed in 2001:

Inventory	$579
Property, plant and equipment, net	5,629
Intangible assets	1,675
Goodwill	30,325
Other assets	900

Total assets acquired	39,108
Total liabilities assumed	705

Net assets acquired	$38,403

The Company began recording the results of operations for each of these acquired businesses at the effective date of the transaction. Three of the five transactions were completed prior to July 1, 2001 and resulted in goodwill and other intangibles of $6,428. This goodwill was amortized during 2001 using a 35-year blended useful life. The other two transactions were completed after June 30, 2001. Goodwill and other intangible assets resulting from these transactions was $24,077 and was not amortized during 2001 in accordance with the requirements of SFAS No. 142. None of the goodwill from 2001 transactions was amortized during 2002. All goodwill is expected to be deductible for tax purposes. Intangible assets typically represent the value assigned to certain contracts such as non-competition agreements entered into in the transactions. These amounts are amortized over the lives of the contracts, which generally range from five to ten years.

Pro Forma Data (unaudited)

The following summary, prepared on a pro forma basis, combines the results of operations of the Company and the acquired businesses, as if each of the acquisitions had been consummated as of the beginning of each year below, giving effect to adjustments such as amortization of intangibles, interest expense and related income taxes.

	2001	2002	2003

Pro forma net revenue	$794,409	$919,244	$1,013,965

Pro forma net income	$77,492	$93,060	$102,383

Pro forma net income per share
Basic	$1.61	$1.90	$2.11

Diluted	$1.54	$1.83	$2.05

The unaudited pro forma results of operations are not necessarily indicative of what actually would have occurred if the acquisitions had been completed prior to the beginning of the periods presented.

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following:

	December 31,

	2002	2003

Medical equipment	$124,347	$143,758
Computer software and equipment	58,285	57,718
Furniture and fixtures	24,532	27,027
Leasehold improvements	84,807	101,113
Buildings	24,862	23,511
Construction-in-progress	10,437	15,058

	327,270	368,185
Less accumulated depreciation	(124,298)	(143,788)

	$202,972	$224,397

Depreciation expense was $30,836, $38,191 and $42,561 for the years ended December 31, 2001, 2002 and 2003, respectively.

5. GOODWILL AND INTANGIBLE ASSETS

In accordance with the requirements of SFAS No. 142, the Company discontinued amortizing goodwill effective January 1, 2002, and is required to disclose goodwill separately from other intangible assets in the balance sheet. Additionally, goodwill must be tested for impairment on a periodic basis. The Company completed its annual impairment testing and identified no impairments.

A reconciliation of previously reported net income and earnings per share to the pro forma amounts adjusted for the exclusion of goodwill amortization net of the related income tax effect follows:

		Year Ended
		December 31,
	2001	2002	2003

Reported net income	$76,601	$92,460	$102,056
Add: goodwill amortization, net of tax	3,956	—	—

Pro forma adjusted net income	$80,557	$92,460	$102,056

Reported basic earnings per share	$1.59	$1.89	$2.11
Add: goodwill amortization, net of tax	0.08	—	—

Pro forma adjusted basic earnings per share	$1.67	$1.89	$2.11

Reported diluted earnings per share	$1.52	$1.82	$2.05
Add: goodwill amortization, net of tax	0.08	—	—

Pro forma adjusted diluted earnings per share	$1.60	$1.82	$2.05

Changes in the carrying amount of goodwill for the year ended December 31, 2003, are as follows:

Balance as of December 31, 2001	$243,530
Goodwill acquired during the period	32,136

Balance as of December 31, 2002	275,666
Goodwill acquired during the period	10,912

Balance as of December 31, 2003	$286,578

The Company’s separately identifiable intangible assets, which consist of non-competition agreements and acute dialysis services agreements, are as follows:

	December 31,

	2002	2003

Carrying amount	$20,076	$24,113
Accumulated amortization	(7,966)	(10,067)

Net	$12,110	$14,046

Separately identifiable intangible assets are being amortized over their useful lives, ranging from five to ten years. Amortization expense was $2,241 and $2,344 for the years ended December 31, 2002 and 2003, respectively. Estimated amortization expense for each of the next five fiscal years is as follows:

Year ending December 31,	Amount

2004	$2,856
2005	2,856
2006	2,712
2007	2,308
2008	2,141

6. LONG-TERM DEBT

Long-term debt consists of the following:

	December 31,

	2002	2003

Line of credit, bearing interest at LIBO rate (3.96% at December 31, 2002)	$7,394	$—
Other	2,900	2,834

	10,294	2,834
Less current portion	133	182

	$10,161	$2,652

Lines of Credit

Effective July 1, 2002, the Company entered into two credit agreements with a group of banks totaling $150,000 consisting of a $100,000 Second Amended and Restated Loan Agreement (the “Multi-Year Facility”) and a $50,000 Loan Agreement (the “364-day Facility”). The Multi-Year Facility had a final maturity of July 1, 2005 and the 364-day Facility had a final maturity of June 30, 2004, based on an amendment made in June 2003. As of December 31, 2003 there were no amounts outstanding under the Multi-Year Facility or the 364-day Facility, and the Company had $150,000 available under these agreements.

Each of the Company’s wholly-owned subsidiaries has guaranteed all of the obligations outstanding under the Multi-Year Facility and the 364-day Facility. Further, the Company’s obligations under the credit facility, and the obligations of each of its subsidiaries under its guaranty, are secured by a pledge of the equity interests held by the Company in each of the subsidiaries. Financial covenants are customary based on the amount and duration of these commitments. The Company was in compliance with all such covenants at December 31, 2003.

On February 10, 2004, the Company entered into a new credit agreement (the “2004 Agreement”) with a group of banks totaling up to $700,000. The 2004 Agreement replaced the Multi-Year Facility and the 364-day Facility discussed above. The 2004 Agreement has a $150,000 revolving credit facility, a committed $325,000 term loan facility and a $225,000 incremental term loan facility. Our ability to borrow under the committed term loan facility expires in May 2004. All of the committed facilities have a final maturity of February 10, 2009. The 2004 Agreement provides that $175,000 of the committed term loan facility may only be used to finance the Company’s acquisition of National Nephrology Associates. To the extent the Company does not use that amount to fund the acquisition, unborrowed amounts will increase the size of the incremental term loan facility. Borrowings under the incremental term loan facility are subject to obtaining final commitments from the banks finalizing specific terms.

Borrowings under the revolving credit facility and $150,000 of the committed term loan facility under the 2004 Agreement may be used for acquisitions, repurchases of Company common stock, capital expenditures, working capital and general corporate purposes. Borrowings under the 2004 Agreement bear interest at variable rates determined by the Company’s leverage ratio. This variable rate debt instrument carries a degree of interest rate risk. Specifically, the Company will face higher interest costs on this debt if interest rates rise. Each of the Company’s wholly-owned subsidiaries has guaranteed all of the Company’s obligations under the 2004 Agreement. Further, the Company’s obligations under the 2004 Agreement, and the Company’s subsidiaries’ obligations under their guarantees, are secured by a pledge of the equity interests the Company holds in each of its subsidiaries. The 2004 Agreement includes financial covenants that are customary based on the amount and duration of the agreement.

Other

The other long-term debt consists of notes maturing at various times through April 2015.

The aggregate maturities of long-term debt at December 31, 2003 are as follows:

2004	$182
2005	227
2006	94
2007	119
2008	146
Thereafter	2,066

$2,834

7. INCOME TAXES

The provision for income taxes consists of the following:

	Year Ended December 31,

	2001	2002	2003

Current:
Federal	$42,002	$40,205	$38,716
State and local	3,841	5,250	4,309

	45,843	45,455	43,025

Deferred:
Federal	1,364	10,079	17,152
State and local	124	1,135	2,365

	1,488	11,214	19,517

Provision for income taxes	$47,331	$56,669	$62,542

At December 31, 2003, the Company has net operating loss carryforwards of approximately $231,000 for state income tax purposes that expire in years 2002 through 2022, and a capital loss carryforward of approximately $2,200 that expires in 2006. The utilization of the state net operating loss carryforwards in future years is dependent upon the profitability of certain subsidiary corporations. The utilization of the capital loss carryforward requires capital gain income in the future. Therefore, the Company has recorded a valuation allowance of $7,756 against the deferred tax asset attributable to the state net operating loss carryforwards and the capital loss carryforward, which represents an increase in the valuation allowance of $1,715 in 2003.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Components of the Company’s deferred tax liabilities and assets are as follows:

	December 31,

	2002	2003

Deferred tax assets:
Net operating loss carryforwards	$5,282	$6,928
Capital loss carryforward	759	828
Allowance for doubtful accounts	7,258	2,840
Accrued vacation and other accrued liabilities	9,367	11,770
Other	106	53
Less: valuation allowance	(6,041)	(7,756)

	16,731	14,663

Deferred tax liabilities:
Depreciation	8,572	17,851
Amortization	12,788	22,629
Investments in partnerships	2,419	748

	23,779	41,228

Net deferred tax liability	$(7,048)	$(26,565)

The following is a reconciliation of the statutory federal and state income tax rates to the effective rates as a percentage of income before provision for income taxes as reported in the consolidated financial statements:

	Year Ended December 31,

	2001	2002	2003

U.S. federal income tax rate	35.0%	35.0%	35.0%
State income tax, net of federal income tax benefit	2.5	1.2	1.7
Increase in valuation allowances	0.1	1.8	1.0
Other	0.6	—	0.3

Effective income tax rate	38.2%	38.0%	38.0%

8.     STOCKHOLDERS’ EQUITY (in thousands, except per share amounts)

Stock Option Plans

As of December 31, 2003, the Company had six stock option plans. The Company has also issued options, referred to in these financial statements as Free Standing Options outside of these plans. Options issued as Free Standing are for employees, officers, directors, and other key persons. Free Standing Options vest over various periods up to five years and have a term of ten years from the date of issuance.

Options issued under the 1999 and 1996 Employee Plans have similar terms and purposes. Specifically, options under each of these plans are available for grant to eligible employees and other key persons, the options generally vest over four to five years and have a term of ten years from the date of issuance. These plans were adopted in 1999 and 1996, and have 7,500 and 6,000 shares of common stock reserved for issuance, respectively.

Options issued under the Equity Compensation Plan (“Equity Plan”) are for eligible employees and other key persons. The options vest over periods up to three years and have a term of ten years from the date of issuance. This plan was adopted by Dialysis Centers of America, Inc. (“DCA”) in 1995, and there are 350 shares of common stock reserved for issuance. The Company merged with DCA in a pooling-of-interests transaction in February 1999.

Options issued under the 1994 Stock Option Plan (“1994 Plan”) are for directors, officers and other key persons. These options vest over four years and the options have a term of ten years from the date of issuance. This plan was adopted in 1994 and there are 720 shares of common stock reserved for issuance.

Options issued under the Directors Plan are for non-management directors. These options vest immediately and have a term of ten years from the date of issuance. The plan was adopted in 1996 and there are 225 shares of common stock reserved for issuance.

Options issued under the RDM Plan are for directors, officers, and other key persons. These options vest immediately upon grant and have a term of 5 to 10 years from the date of issuance. The plan was adopted by Renal Disease Management by Physicians, Inc. (“RDM”) in 1997, and there are 109 shares of common stock reserved for issuance. The Company merged with RDM in a pooling-of-interests transaction in April 2000.

The Company has adopted the disclosure-only provisions of SFAS No. 123 and SFAS No. 148, but applies APB Opinion No. 25 and related interpretations in accounting for its plans. Therefore, compensation expense would generally be recorded only if on the date of grant the then-current market price of the underlying stock exceeded the exercise price.

The following is a summary of option transactions during the period from January 1, 2001 through December 31, 2003:

									Weighted
		1999	1996					Exercise	Average
	Free	Employee Plan	Employee Plan	Equity	1994	Directors	RDM	Price	Exercise
	Standing	Plan	Plan	Plan	Plan	Plan	Plan	Range	Price

Balance at December 31, 2000	1,466	2,375	3,857	18	17	56	26	$3.33–$29.50	$15.65
Granted	120	899	—	—	—	17	—	28.02 – 29.63	28.05
Exercised	(686)	(198)	(1,113)	(1)	(9)	(6)	(6)	3.33 – 25.58	13.39
Forfeited	(9)	(46)	(54)	—	—	—	—	8.00 – 28.02	18.07

Balance at December 31, 2001	891	3,030	2,690	17	8	67	20	3.33 – 29.63	18.27
Granted	—	1,920	—	—	—	11	—	28.30 – 32.70	28.41
Exercised	(273)	(486)	(704)	—	—	(5)	(6)	3.33 – 29.63	15.23
Forfeited	(1)	(64)	(55)	—	—	—	—	14.06 – 28.39	19.12

Balance at December 31, 2002	617	4,400	1,931	17	8	73	14	3.33 – 32.70	21.66
Granted	—	1,912	—	—	—	28	—	30.00 – 37.81	34.46
Exercised	(229)	(1,324)	(800)	(1)	—	—	(5)	3.33 – 29.03	20.80
Forfeited	(35)	(545)	(62)	—	—	—	—	15.94 – 34.65	27.53

Balance at December 31, 2003	353	4,443	1,069	16	8	101	9	$3.33–$37.81	$25.70

Available for grant at December 31, 2003	—	946	189	—	—	107	—

Exercisable at December 31, 2001	571	800	1,935	17	8	67	17

Exercisable at December 31, 2002	428	1,216	1,720	16	8	73	13

Exercisable at December 31, 2003	294	1,040	999	15	8	101	9

The weighted-average fair value of options granted during 2001, 2002 and 2003 is $12.40, $11.55 and $13.48, respectively.

The following table summarizes information about stock options outstanding at December 31, 2003:

	Number	Weighted		Number
	Outstanding as	Average	Weighted	Exercisable as	Weighted
	of	Remaining	Average	of	Average
Range of	December 31,	Contractual	Exercise	December 31,	Exercise
Exercise Prices	2003	Life	Price	2003	Price

$3.33 - $18.25	1,703	4.76	$14.39	1,390	$14.01
$19.36 - $28.39	2,426	7.44	27.02	974	25.14
$28.50 - $34.65	1,653	9.43	33.86	85	30.30
$34.89 - $37.81	217	9.82	37.58	17	34.89

$3.33 - $37.81	5,999	7.31	$25.70	2,466	$19.11

Pro forma information regarding net income and net income per share is required by SFAS No. 123 and SFAS No. 148, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended December 31,

	2001	2002	2003

Expected volatility	45.0%	40.0%	39.0%
Expected dividend yield	None	None	None
Risk-free interest rate	3.75%	3.75%	3.25%
Expected life of options	5 years	5 years	5 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the option’s vesting period. The Company’s pro forma information follows:

	Year Ended December 31

	2001	2002	2003

Net income, as reported	$76,601	$92,460	$102,056
Add: stock-based compensation expense, net of related tax effects, included in the determination of net income as reported	338	380	424
Less: stock-based compensation expense, net of related tax effects, determined by the fair value-based method	(8,036)	(8,028)	(8,663)

Pro forma net income	$68,903	$84,812	$93,817

Net income per share:
Basic, as reported	$1.59	$1.89	$2.11

Basic, pro forma	$1.43	$1.73	$1.94

Diluted, as reported	$1.52	$1.82	$2.05

Diluted, pro forma	$1.37	$1.67	$1.88

The effect of applying SFAS No. 123 and SFAS No. 148 for providing pro forma disclosure is not likely to be representative of the effect on reported net income for future years.

9. OPERATING LEASES

The Company rents office and space for its dialysis facilities under lease agreements that are classified as operating leases for financial statement purposes. At December 31, 2003, future minimum rental payments under non-cancelable operating leases with terms of one year or more consist of the following:

2004	$30,413
2005	27,766
2006	25,453
2007	23,242
2008	20,648
Thereafter	68,369

$195,891

Rent expense was $22,624, $27,074 and $30,729 for the years ending December 31, 2001, 2002 and 2003, respectively.

10. EMPLOYEE BENEFIT PLANS

Defined Contribution Plans

The Company has qualified defined contribution plans covering substantially all employees that permit participants to make voluntary contributions. The Company pays all general and administrative expenses of the plans and makes matching contributions on behalf of the employees. The Company made contributions relating to these plans totaling $1,960, $2,518 and $2,978 for the years ended December 31, 2001, 2002 and 2003, respectively.

Defined Benefit Plan

Effective January 29, 2003, the Company implemented a retirement benefit plan for Sam A. Brooks, the Company’s former Chairman, Chief Executive Officer and President. Mr. Brooks died March 20, 2003. The plan provides that the Company will make 120 monthly payments of $54 each to Mr. Brook’s beneficiary, beginning in April 2003. As a result, the Company recorded a $5,350 charge representing the pre-tax net present value of such payments during the first quarter of 2003. As of December 31, 2003 the Company has accrued liabilities totaling $5,019 related to this defined benefit plan.

Employee Stock Purchase Plan

Effective April 1996, the Company adopted an Employee Stock Purchase Plan (“Stock Purchase Plan”) to provide substantially all employees an opportunity to purchase shares of its common stock in amounts not to exceed 10% of eligible compensation or $25 of common stock each calendar year. Annually, the participant’s December 31 account balance is used to purchase shares of stock at the lesser of 85% of the fair market value of shares at the beginning of the year or December 31. A total of 85 shares are available for purchase under the plan. At December 31, 2002 and 2003, $2,347 and $3,055, respectively, were included in accrued wages and benefits relating to the Stock Purchase Plan.

11. EARNINGS PER SHARE

Basic net income per share is based on the weighted average number of common shares outstanding during the periods. Diluted net income per share is based on the weighted average number of common shares outstanding during the periods plus the effect of dilutive stock options and warrants calculated using the treasury stock method.

The following table sets forth the computation of basic and diluted net income per share.

	2001	2002	2003

Numerator:
Numerator for basic and diluted net income per share	$76,601	$92,460	$102,056
Denominator:
Denominator for basic net income per share weighted-average shares	48,113	48,978	48,479
Effect of dilutive securities:
Stock options	2,087	1,712	1,356
Warrants	233	77	—

Denominator for diluted net income per share-adjusted weighted-average shares and assumed conversions	50,433	50,767	49,835

Basic net income per share	$1.59	$1.89	$2.11

Diluted net income per share	$1.52	$1.82	$2.05

12. COMMITMENTS AND CONTINGENCIES

On August 30, 2000, 19 patients were hospitalized and one patient died shortly after becoming ill while receiving treatment at one of the Company’s dialysis centers in Youngstown, Ohio. One of the 19 hospitalized patients also died some time later. In March 2001, one of the affected patients sued the Company in Mahoning County, Ohio for injuries related to the August 30, 2000 illnesses. Additional suits have been filed, and as of December 31, 2003, a total of five suits were pending. The suits allege negligence, medical malpractice and product liability. Additional defendants are named in each of the suits. Additional defendants in some of the suits include the water system vendors who installed and maintained the water system in the dialysis center. Renal Care Group has denied the allegations and has filed cross-claims against the water system vendors. Renal Care Group intends to pursue these cross-claims vigorously. Management believes that Renal Care Group’s insurance should be adequate to cover claims for these illnesses and does not anticipate a material adverse effect on the Company’s consolidated financial position or results of operations.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations governing the Medicare and Medicaid programs. The Company is not aware of any pending or threatened investigations involving allegations of potential noncompliance with applicable laws or regulations. While no regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

The Company is involved in other litigation and regulatory investigations arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, these matters will be resolved without material adverse effect on the Company’s consolidated financial position or results of operations.

The Company generally engages practicing board-certified or board-eligible nephrologists to serve as medical directors for its centers. Medical directors are responsible for the administration and monitoring of the Company’s patient care policies, including patient education, administration of dialysis treatment, development programs and assessment of all patients. The Company pays medical director fees that are consistent with the fair market value of the required supervisory services. Such medical director agreements typically have a term of seven years with a three-year renewal option. As of December 31, 2003, estimated commitments for medical director fees for the year 2004 are $13,902 and are $61,270 over the remaining lives of the agreements.

13. SUBSEQUENT EVENTS

Midwest Kidney Centers

Effective January 1, 2004, the Company acquired certain operating assets and liabilities of Midwest Kidney Centers and several affiliated companies (“MKC”) for $49,500 in consideration. Through this acquisition, the Company added approximately 825 patients and 13 dialysis facilities in central Illinois.

National Nephrology Associates, Inc.

On April 2, 2004, the Company completed its acquisition of National Nephrology Associates, Inc. (“NNA”). Prior to the acquisition, NNA provided renal dialysis services and supplies to approximately 5,600 patients and operated 87 outpatient dialysis facilities in 15 states, as well as providing acute dialysis services at approximately 55 hospitals.

The aggregate consideration paid by the Company for NNA was approximately $345,000, which included a cash payment of approximately $167,000 to NNA’s equity holders and the assumption by Renal Care Group of NNA’s outstanding debt, including its $160,000 of 9% senior subordinated notes due 2011 (the “Notes”), and other indebtedness, including capital leases.

The Company conducts substantially all of its business through its subsidiaries. The Company’s wholly-owned subsidiaries have guaranteed the Notes assumed in the acquisition of NNA, as well as the Company’s senior credit facility. Presented below is condensed consolidating financial information as of December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003. The information segregates Renal Care Group, Inc. (the parent company), the combined wholly-owned subsidiary guarantors, the combined non-guarantor subsidiaries, and consolidating adjustments. All of the subsidiary guarantees are both full and unconditional, and joint and several.

Condensed Consolidating Balance Sheets

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

As of December 31, 2003
Cash and cash equivalents	$20,157	$2,646	$27,492	$—	$50,295
Accounts receivable, net	—	117,209	56,470	—	173,679
Other current assets	35,329	21,467	11,334	—	68,130

Total current assets	55,486	141,322	95,296	—	292,104
Property, plant and equipment, net	27,841	123,894	69,924	2,738	224,397
Goodwill	1,483	187,848	96,947	300	286,578
Other assets	10,637	25,926	5,940	(25,709)	16,794

Total assets	$95,447	$478,990	$268,107	$(22,671)	$819,873

Current liabilities (including intercompany assets and liabilities)	$(261,412)	$315,138	$126,004	$(10,293)	$169,437
Long-term liabilities	42,951	1,243	2,746	—	46,940
Minority interest	—	30,091	2,347	213	32,651
Stockholders’ equity	313,908	132,518	137,010	(12,591)	570,845

Total liabilities and stockholders’ equity	$95,447	$478,990	$268,107	$(22,671)	$819,873

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

As of December 31, 2002
Cash and cash equivalents	$—	$2,484	$36,191	$(316)	$38,359
Accounts receivable, net	—	101,312	51,128	—	152,440
Other current assets	19,612	25,354	10,096	—	55,062

Total current assets	19,612	129,150	97,415	(316)	245,861
Property, plant and equipment, net	28,368	115,365	57,584	1,655	202,972
Goodwill	1,483	186,325	85,711	2,147	275,666
Other assets	17,376	22,599	6,169	(30,520)	15,624

Total assets	$66,839	$453,439	$246,879	$(27,034)	$740,123

Current liabilities (including intercompany assets and liabilities)	$(359,338)	$391,468	$110,921	$(7,671)	$135,380
Long-term liabilities	26,682	(9,736)	12,695	(192)	29,449
Minority interest	—	28,261	1,089	2,056	31,406
Stockholders’ equity	399,495	43,446	122,174	(21,227)	543,888

Total liabilities and stockholders’ equity	$66,839	$453,439	$246,879	$(27,034)	$740,123

Condensed Consolidating Income Statements

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

For the year ended December 31, 2003
Net revenue	$1,524	$688,379	$319,680	$(4,264)	$1,005,319
Operating costs and expenses	43,611	520,870	254,444	(4,264)	814,661

Operating income (loss)	(42,087)	167,509	65,236	—	190,658
Interest expense, net	629	—	—	—	629
Minority interest	—	23,853	1,578	—	25,431
Income tax provision (benefit)	(16,231)	54,584	24,189	—	62,542

Net income (loss)	$(26,485)	$89,072	$39,469	$—	$102,056

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

For the year ended December 31, 2002
Net revenue	$1,045	$646,080	$261,587	$(5,325)	$903,387
Operating costs and expenses	35,116	496,254	205,563	(5,225)	731,708

Operating income (loss)	(34,071)	149,826	56,024	(100)	171,679
Interest expense, net	1,140	—	—	—	1,140
Minority interest	—	17,827	3,683	(100)	21,410
Income tax provision (benefit)	(13,379)	50,159	19,889	—	56,669

Net income (loss)	$(21,832)	$81,840	$32,452	$—	$92,460

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

For the year ended December 31, 2001
Net revenue	$—	$572,547	$185,035	$(2,500)	$755,082
Operating costs and expenses	27,825	445,616	142,095	(2,500)	613,036

Operating income (loss)	(27,825)	126,931	42,940	—	142,046
Interest expense, net	3,138	(40)	(462)	—	2,636
Minority interest	—	12,362	3,116	—	15,478
Income tax provision (benefit)	(11,825)	43,770	15,386	—	47,331

Net income (loss)	$(19,138)	$70,839	$24,900	$—	$76,601

Condensed Consolidating Statements of Cash Flows

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

Year ended December 31, 2003
Cash flows from operating activities:
Net income (loss)	$(26,485)	$89,072	$39,469	$—	$102,056
Changes in operating and intercompany assets and liabilities and non-cash items included in net income	136,739	(53,679)	10,517	(9,084)	84,493

Net cash provided by (used in) operating activities	110,254	35,393	49,986	(9,084)	186,549
Net cash (used in) provided by investing activities	(9,985)	(35,231)	(34,052)	764	(78,504)
Net cash (used in) provided by financing activities	(80,112)	—	(24,633)	8,636	(96,109)

Increase (decrease) in cash and cash equivalents	20,157	162	(8,699)	316	11,936

Cash and cash equivalents, at beginning of year	—	2,484	36,191	(316)	38,359

Cash and cash equivalents, at end of year	$20,157	$2,646	$27,492	$—	$50,295

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

Year ended December 31, 2002
Cash flows from operating activities:
Net income (loss)	$(21,832)	$81,840	$32,452	$—	$92,460
Changes in operating and intercompany assets and liabilities and non-cash items included in net income	84,530	(32,809)	21,106	3,336	76,163

Net cash provided by operating activities	62,698	49,031	53,558	3,336	168,623
Net cash used in investing activities	(7,960)	(54,095)	(31,713)	(3,652)	(97,420)
Net cash (used in) provided by financing activities	(63,163)	2,896	—	—	(60,267)

Increase (decrease) in cash and cash equivalents	(8,425)	(2,168)	21,845	(316)	10,936

Cash and cash equivalents, at beginning of year	8,425	4,652	14,346	—	27,423

Cash and cash equivalents, at end of year	$—	$2,484	$36,191	$(316)	$38,359

	Parent	Guarantor	Non-Guarantor	Consolidating	Consolidated
	Company	Subsidiaries	Subsidiaries	Adjustments	Total

Year ended December 31, 2001
Cash flows from operating activities:
Net income (loss)	$(19,138)	$70,839	$24,900	$—	$76,601
Changes in operating and intercompany assets and liabilities and non-cash items included in net income	65,929	(26,881)	6,977	10,575	56,600

Net cash provided by operating activities	46,791	43,958	31,877	10,575	133,201
Net cash used in investing activities	(14,136)	(42,050)	(40,387)	(10,839)	(107,412)
Net cash used in financing activities	(28,268)	—	—	—	(28,268)

Increase (decrease) in cash and cash equivalents	4,387	1,908	(8,510)	(264)	(2,479)

Cash and cash equivalents, at beginning of year	4,038	2,744	22,856	264	29,902

Cash and cash equivalents, at end of year	$8,425	$4,652	$14,346	$—	$27,423

14. SELECTED QUARTERLY FINANCIAL DATA (unaudited)

The following tables include, for 2002 and 2003, certain selected quarterly financial data. In the opinion of the Company’s management this unaudited information has been prepared on the same basis as the audited information and includes all adjustments necessary to present fairly the information included therein. The operating results for any quarter are not necessarily indicative of results for any future period.

	2002

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net revenue	$206,678	$222,169	$231,542	$242,998
Operating expenses	157,756	170,273	177,416	185,831
Depreciation and amortization	9,362	9,933	10,402	10,735

Income from operations	39,560	41,963	43,724	46,432
Interest expense, net	173	138	569	260
Minority interest	4,710	5,307	5,364	6,029

Income before income taxes	34,677	36,518	37,791	40,143
Provision for income taxes	13,184	13,876	14,361	15,248

Net income	$21,493	$22,642	$23,430	$24,895

Net income per share:
Basic	$0.43	$0.46	$0.48	$0.52

Diluted	$0.42	$0.44	$0.46	$0.50

	2003

	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Net revenue	$242,143	$247,061	$253,835	$262,280
Operating expenses	190,177	187,653	192,743	199,183
Depreciation and amortization	10,298	11,579	11,365	11,663

Income from operations	41,668	47,829	49,727	51,434
Interest expense, net	285	165	76	103
Minority interest	6,308	6,029	6,837	6,257

Income before income taxes	35,075	41,635	42,814	45,074
Provision for income taxes	13,323	15,822	16,269	17,128

Net income	$21,752	$25,813	$26,545	$27,946

Net income per share:
Basic	$0.45	$0.53	$0.54	$0.58

Diluted	$0.44	$0.52	$0.53	$0.56

Schedule II

Renal Care Group, Inc.
Consolidated Schedule - Valuation and Qualifying Accounts
(in thousands)

	Balance	Amount		Balance
	Beginning	Charged to		At End of
	Of Period	Expense	Write-Offs	Period

Allowance for doubtful accounts:
Year ended December 31, 2001	$47,392	$20,290	$(22,422)	$45,260

Year ended December 31, 2002	$45,260	$23,501	$(25,084)	$43,677

Year ended December 31, 2003	$43,677	$26,200	$(37,716)	$32,161